UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015

THORATEC CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	000-49798	94-2340464
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6035 Stoneridge Drive, Pleasanton, California	94588
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 847-8600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously announced on July 22, 2015, Thoratec Corporation, a California corporation (“Thoratec” or the “Company”), entered into an Agreement and Plan of Merger, dated July 21, 2015, with SJM International, Inc., a Delaware corporation (“Parent”), Spyder Merger Corporation, a California corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and, solely with respect to certain provisions, St. Jude Medical, Inc., a Minnesota corporation (“St. Jude Medical”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Thoratec (the “Merger”), with Thoratec surviving as an indirect wholly-owned subsidiary of St. Jude Medical. At 11:59 p.m. Eastern time on August 28, 2015, the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), expired.

The expiration of the HSR Act waiting period satisfies the closing condition related to antitrust approvals for the proposed Merger, which remains subject to approval by Thoratec’s shareholders and other customary closing conditions. The Merger is expected to be consummated in the fourth calendar quarter of 2015.

Additional information concerning the proposed transaction is included in the preliminary proxy statement, which was filed by Thoratec with the Securities and Exchange Commission (the “SEC”) on August 26, 2015.

Additional Information and Where to Find It

Thoratec filed a preliminary proxy statement, which is not yet final and will be amended, with the SEC in connection with the proposed Merger on August 26, 2015. The Company will also file a definitive proxy statement and other relevant materials with the SEC in connection with the proposed Merger, which will be sent or given to the shareholders of the Company. THORATEC SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED MERGER. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Thoratec with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the definitive proxy statement from Thoratec by contacting Thoratec’s Investor Relations by telephone at (925) 847-8600, or by mail at Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, California 94588, Attention: Investor Relations, or by going to Thoratec’s Investor Relations page on its corporate website at www.thoratec.com.

Participants in the Solicitation

Thoratec and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Thoratec in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the proposed Merger is currently described in the preliminary proxy statement, filed with the SEC on August 26, 2015 and Thoratec’s preliminary proxy statement filed with the SEC on August 26, 2015.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger; satisfaction of closing conditions to the consummation of the proposed Merger; the impact of the announcement of the proposed Merger on Thoratec’s relationships with its employees, existing customers or potential future customers; and such other risks and uncertainties pertaining to the Thoratec’s business as detailed in its filings with the SEC on Forms 10-K and 10-Q, and Thoratec’s preliminary proxy statement filed with the SEC on August 26, 2015, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Thoratec assumes no obligation to update any forward-looking statement contained in this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORATEC CORPORATION

Dated: August 31, 2015	/s/ D. Keith Grossman
Name: D. Keith Grossman
Title: President and CEO